FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2026

DAILY JOURNAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

South Carolina
(State or Other Jurisdiction of Incorporation)

0-14665	95-4133299
(Commission File Number)	(IRS Employer Identification No.)

915 E. First Street
Los Angeles, CA	90012
(Address of Principal Executive Offices)	(Zip Code)

(213) 229-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DJCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 10, 2026, Daily Journal Corporation (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”).  At the Special Meeting, the Company’s shareholders approved an amendment to the Company’s Articles of Incorporation eliminating cumulative voting rights in the election of directors (the “Amendment”).  The Amendment became effective upon the filing of Articles of Amendment with the Secretary of State of the State of South Carolina on September 11, 2026.

In connection with the Amendment, on September 10, 2026, the Company’s Board of Directors (the “Board”) approved amendments to the Company’s bylaws (as so amended, the “Amended and Restated Bylaws”) effective as of September 11, 2026 concurrently with the effectiveness of the Amendment, to, among other things, (1) make them consistent with the Amendment, (2) adopt a customary proxy access bylaw that allows a passive shareholder (or group of up to 20 passive shareholders) who own at least three percent of the Company’s shares and have owned those shares for at least three years to nominate two directors (or, if greater, twenty percent of the Board seats up for election) and have those nominees named in the Company’s proxy statement alongside the Company’s nominee, (3) adopt an exclusive forum provision requiring certain disputes to be resolved in the state or federal courts located within the State of South Carolina, (4) update Article V (Officers) to reflect the actual officer titles used by the Company and their duties, and (5) modernize the advance notice provision so that a shareholder must generally submit a director nomination no later than 60 calendar days before the anniversary of the prior year’s annual meeting, rather than 10 days before the meeting.  In addition, the Amended and Restated Bylaws clarify that shareholders do not have the authority to call a special meeting of shareholders, because the Company’s Articles of Incorporation do not confer this authority on shareholders, as would be required for a public corporation by South Carolina law.

The above summary is qualified in its entirety by reference to the full text of the Amendment and the Amended and Restated Bylaws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07         Submission of Matters to a Vote of Security Holders

A total of 848,577 shares were represented in person or by valid proxy at the Special Meeting, constituting a quorum. The final results for each proposal voted on at the Special Meeting are set forth below.

Proposal 1 – Amendment to the Articles of Incorporation to Eliminate Cumulative Voting in Director Elections. The Company’s shareholders approved the Amendment. There were 20,683 broker non-votes.

Votes For	Votes Against	Votes Abstained
804,436	21,786	1,672

Proposal 2 – Adjournment of the Special Meeting, if Necessary, to Solicit Additional Proxies. The Company’s shareholders approved the proposal to permit adjournment if there were insufficient votes to approve the Amendment. There were no broker non-votes on this proposal.

Votes For	Votes Against	Votes Abstained
814,903	30,816	2,858

Item 8.01         Other Events

Share Repurchase Authorization. On September 10, 2026, the Board authorized a share repurchase framework (the “Repurchase Framework”) permitting the Company to repurchase up to 35,000 shares of its outstanding common stock, par value $0.01 per share. The Repurchase Framework expires on September 30, 2027.

Repurchases under the Repurchase Framework may be made from time to time in open-market transactions intended to comply with the safe harbor provided by Rule 10b-18 under the Securities Exchange Act of 1934, as amended.

The authorization does not require the Company to purchase any shares. Management will determine the timing and amount of repurchases, within the authority granted by the Board, after considering the share price, prevailing economic, business and market conditions, and other available uses of capital. Repurchases may be suspended or discontinued at any time.

Director Resignation Policy.  In advance of the Special Meeting the Board approved a policy requiring a director to resign if he or she receives more “no” votes than “yes” votes in an uncontested election, with the policy’s formal adoption to be effective following shareholder approval of the Amendment. Such approval having occurred at the Special Meeting, the policy formally became effective as of September 10, 2026.  Any resignation under this policy would be effective upon acceptance by the Board.  The full text of the policy is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
3.1	Articles of Amendment
3.2	Amended and Restated Bylaws
99.1	Director Resignation Policy
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

[SIGNATURE PAGE FOLLOWS]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

Dated: September 11, 2026	By: /s/ Erik Nakamura
Erik Nakamura Chief Financial Officer

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